GALAXY FUND II
                                  ("GALAXY II")

                       GALAXY II LARGE COMPANY INDEX FUND
                       GALAXY II SMALL COMPANY INDEX FUND
                          GALAXY II UTILITY INDEX FUND
                       GALAXY II U.S. TREASURY INDEX FUND
                          GALAXY II MUNICIPAL BOND FUND
                                  (THE "FUNDS")

                  SUPPLEMENT TO PROSPECTUS DATED JULY 31, 2001
                            AND REDATED JULY 29, 2002


This Supplement to the Prospectus supersedes and replaces all existing supplements to the Prospectus. This Supplement provides new and additional information beyond that contained in the Prospectus and should be retained and read in conjunction with the Prospectus.

                                    * * * * *

1.       PROPOSED REORGANIZATION

         The Board of Trustees of Galaxy II is considering a proposed reorganization of Galaxy II with Liberty Funds Trust I ("Liberty"), an investment company that is part of the Liberty Funds family. If approved by the Board of Trustees, it is expected that the proposed reorganization will be submitted to a vote of the shareholders of Galaxy II at a meeting to be held on or about October 4, 2002. If the reorganization is approved by shareholders, and certain other conditions are satisfied, the assets and liabilities of each of the Galaxy II Funds will be transferred to similar funds of Liberty, and the shareholders of the Galaxy II Funds will become shareholders of the Liberty funds. Pursuant to Liberty's current reorganization proposal, if approved, each Galaxy II Fund would reorganize into the corresponding Liberty fund indicated below:

                  GALAXY II FUND               CORRESPONDING LIBERTY FUND

         Large Company Index Fund              Large Company Index Fund
         Small Company Index Fund              Small Company Index Fund
         Utility Index Fund                    Utilities Fund
         U.S. Treasury Index Fund              U.S. Treasury Index Fund
         Municipal Bond Fund                   Intermediate Tax-Exempt Bond Fund

2.       GALAXY II LARGE COMPANY INDEX FUND

a.       The second sentence of the first paragraph under the heading
"The Fund's main investment strategies" on page 2 of the Prospectus is revised to read as follows:

         The Fund invests substantially all of its assets (under normal circumstances, at least 80% of net assets plus any borrowings for investment purposes) in the common stocks of large companies included in the S&P 500.

b. The following information replaces the sidenote entitled "Market capitalization" on page 3 of the Prospectus:

MARKET CAPITALIZATION

A company's market capitalization is the price of a share of its stock, multiplied by the number of shares held by investors. The average market capitalization of the companies included in the S&P 500 as of March 28, 2002 was approximately $21 billion.

c. The following information replaces the sections entitled "How the Fund has performed - Year-by-year total returns - calendar years" and "How the Fund has performed - Average annual total returns" on page 4 of the Prospectus:

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of the Fund has varied from year to year.

[CHART]

1992         7.09%
1993         9.61%
1994         0.96%
1995        37.10%
1996        22.54%
1997        32.81%
1998        28.06%
1999        20.49%
2000        -9.08%
2001       -12.22%

[Footnote to bar chart]
The Fund's year-to-date return as of the quarter ended March 31, 2002 was 0.25%.

Best Quarter:             21.23% for the quarter ending December 31, 1998
Worst Quarter:           -14.72% for the quarter ending September 30, 2001

AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns for the periods ended December 31, 2001 as compared to the S&P 500. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

                                            1 YEAR          5 YEARS        10 YEARS        SINCE INCEPTION
Large Company Index Fund Before Taxes      -12.22%          10.34%          12.53%         14.37% (10/1/90)
Large Company Index Fund After Taxes
on Distributions                           -13.42%           8.83%          11.09%         12.96% (10/1/90)
Large Company Index Fund After Taxes
on Distributions and Sale of Fund
Shares                                      -6.63%           8.30%          10.24%         12.00% (10/1/90)
S&P 500 (reflects no deduction for
fees, expenses or taxes)                   -11.88%          10.70%          12.93%         14.95% (since 9/30/90)

d. The following information replaces the sections entitled "Fees and expenses of the Fund - Annual Fund operating expenses" and "Fees and expenses of the Fund - Example" on page 5 of the Prospectus:

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

Shareholders fees(1) (fees paid directly from your investment)

MAXIMUM SALES CHARGE (LOAD) ON            MAXIMUM DEFERRED SALES CHARGE (LOAD)
   PURCHASE SHOWN AS A %                   SHOWN AS A % OF THE OFFERING PRICE      REDEMPTION FEE (AS A % OF AMOUNT
   OF THE OFFERING PRICE                    OR SALE PRICE, WHICHEVER IS LESS            REDEEMED IF APPLICABLE)
            None                                         None                                    (2)

Annual Fund operating expenses (fees deducted from the Fund's assets)

                                       DISTRIBUTION                                               TOTAL FUND
       MANAGEMENT FEES                 (12b-1) FEES                OTHER EXPENSES             OPERATING EXPENSES
            0.10%                          None                         0.40%                        0.50%

------------

(1) A $10 annual fee is deducted from accounts of less than $1,000 and paid to Galaxy II's transfer agent.

(2)  There is a $7.50 charge for wiring sales proceeds to your bank.

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                               1 YEAR             3 YEARS            5 YEARS            10 YEARS
Large Company Index Fund        $51                $160                $280               $628

3.       GALAXY II SMALL COMPANY INDEX FUND

a. The second sentence of the first paragraph under the heading "The Fund's main investment strategies" on page 6 of the Prospectus is revised to read as follows:

         The Fund invests substantially all of its assets (under normal circumstances, at least 80% of net assets plus any borrowings for investment purposes) in the common stocks of small companies included in the S&P SmallCap 600.

b. The following information replaces the sidenote entitled "Market capitalization" on page 7 of the Prospectus:

MARKET CAPITALIZATION

A company's market capitalization is the price of a share of its stock, multiplied by the number of shares held by investors. The average market capitalization of the companies included in the S&P SmallCap 600 as of March 28, 2002 was approximately $672 million.

c. The following information replaces the sections entitled "How the Fund has performed - Year-by-year total returns - calendar years" and "How the Fund has performed - Average annual total returns" on page 8 of the Prospectus:

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of the Fund has varied from year to year.

[CHART]

1992        12.27%
1993        11.35%
1994        -3.66%
1995        33.11%
1996        19.67%
1997        23.56%
1998        -1.75%
1999        11.66%
2000        11.00%
2001         6.20%

[Footnote to bar chart]
The Fund's year-to-date return as of the quarter ended March 31, 2002 was 6.96%.

Best Quarter:                     22.13% for the quarter ending March 31, 1991
Worst Quarter:                   -20.89% for the quarter ending September 30, 1998

AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns for the periods ended December 31, 2001, as compared to the S&P SmallCap 600. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

                                                       1 YEAR     5 YEARS      10 YEARS          SINCE INCEPTION
Small Company Index Fund Before Taxes                   6.20%      9.83%        11.86%     14.99% (10/1/90)
Small Company Index Fund After Taxes on
Distributions                                           4.85%      5.97%        9.09%      12.32% (10/1/90)
Small Company Index Fund After Taxes on
Distributions and Sale of Fund Shares                   4.65%      6.98%        9.09%      12.03% (10/1/90)
S&P SmallCap 600 (reflects no deduction for fees,
expenses or taxes)                                      6.51%      10.65%       13.61%     16.33% (since 9/30/90)

d. The following information replaces the sections entitled "Fees and expenses of the Fund - Annual Fund operating expenses" and "Fees and expenses of the Fund - Example" on page 9 of the Prospectus:

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

Shareholders fees(1) (fees paid directly from your investment)

MAXIMUM SALES CHARGE (LOAD) ON           MAXIMUM DEFERRED SALES CHARGE (LOAD)
PURCHASE SHOWN AS A % OF THE             SHOWN AS A % OF THE OFFERING PRICE      REDEMPTION FEE (AS A % OF AMOUNT
       OFFERING PRICE                     OR SALE PRICE, WHICHEVER IS LESS            REDEEMED IF APPLICABLE)
            None                                    None                                         (2)

Annual Fund operating expenses (fees deducted from the Fund's assets)

                                       DISTRIBUTION                                               TOTAL FUND
       MANAGEMENT FEES                 (12b-1) FEES                OTHER EXPENSES             OPERATING EXPENSES
            0.10%                          None                         0.31%                        0.41%


------------

(1) A $10 annual fee is deducted from accounts of less than $1,000 and paid to Galaxy II's transfer agent.

(2)  There is a $7.50 charge for wiring sales proceeds to your bank.

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                                             1 YEAR              3 YEARS             5 YEARS             10 YEARS
Small Company Index Fund                      $42                 $132                 $230                $518

4.       GALAXY II UTILITY INDEX FUND

a. The second sentence of the first paragraph under the heading "The Fund's main investment strategies" on page 10 of the Prospectus is revised to read as follows:

         The Fund invests substantially all of its assets (under normal circumstances, at least 80% of net assets plus any borrowings for investment purposes) in the common stocks of companies in the utilities industry that are included in the S&P Utilities Index.

b. The following information replaces the sections entitled "How the Fund has performed - Year-by-year total returns - calendar years" and "How the Fund has performed - Average annual total returns" on page 12 of the Prospectus:

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of the Fund has varied from year to year.

[CHART]

1994        -8.64%
1995        37.08%
1996         3.47%
1997        28.51%
1998        14.77%
1999        -9.49%
2000        59.35%
2001       -31.71%

[Footnote to bar chart]
The Fund's year-to-date return as of the quarter ended March 31, 2002 was 2.68%.

Best Quarter:                     32.70% for the quarter ending September 30, 2000
Worst Quarter:                    -18.56% for the quarter ending September 30, 2001

AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns for the periods ended December 31, 2001, as compared to the S&P Utilities Index. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

                                                          1 YEAR          5 YEARS             SINCE INCEPTION
Utility Index Fund Before Taxes                           -31.71%          7.75%       8.80% (1/5/93)
Utility Index Fund After Taxes on Distributions           -35.24%          4.24%       5.88% (1/5/93)
Utility Index Fund After Taxes on Distributions and
Sale of Fund Shares                                       -17.13%          5.29%       6.20% (1/5/93)
S&P Utilities Index (reflects no deduction for
fees, expenses or taxes)                                  -30.44%          7.29%       8.01% (since 12/31/92)

c. The following information replaces the sections entitled "Fees and expenses of the Fund - Annual Fund operating expenses" and "Fees and expenses of the Fund - Example" on page 13 of the Prospectus:

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

Shareholders fees(1) (fees paid directly from your investment)

MAXIMUM SALES CHARGE (LOAD) ON           MAXIMUM DEFERRED SALES CHARGE (LOAD)
PURCHASE SHOWN AS A % OF                  SHOWN AS A % OF THE OFFERING PRICE      REDEMPTION FEE (AS A % OF AMOUNT
     THE OFFERING PRICE                    OR SALE PRICE, WHICHEVER IS LESS            REDEEMED IF APPLICABLE)
           None                                         None                                      (2)

Annual Fund operating expenses (fees deducted from the Fund's assets)

                                       DISTRIBUTION                                               TOTAL FUND
       MANAGEMENT FEES                 (12b-1) FEES                OTHER EXPENSES             OPERATING EXPENSES
            0.10%                          None                         0.31%                        0.41%

------------

(1) A $10 annual fee is deducted from accounts of less than $1,000 and paid to Galaxy II's transfer agent.

(2)  There is a $7.50 charge for wiring sales proceeds to your bank.

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                                       1 YEAR               3 YEARS               5 YEARS              10 YEARS
Utility Index Fund                      $42                   $132                 $230                  $518

5.       GALAXY II U.S. TREASURY INDEX FUND

a. The second sentence of the first paragraph under the heading "The Fund's main investment strategies" on page 14 of the Prospectus is revised to read as follows:

         The Fund invests substantially all of its assets (under normal circumstances, at least 80% of net assets plus any borrowings for investment purposes) in U.S. Treasury securities included in the U.S. Treasury Index.

b. The following information replaces the sections entitled "How the Fund has performed - Year-by-year total returns - calendar years" and "How the Fund has performed - Average annual total returns" on page 15 of the Prospectus:

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of the Fund has varied from year to year.

[CHART]

1992         6.77%
1993        10.21%
1994        -3.69%
1995        18.06%
1996         2.21%
1997         9.27%
1998         9.76%
1999        -2.85%
2000        13.13%
2001         6.28%

[Footnote to the bar chart]
The Fund's year-to-date return as of the quarter ended March 31, 2002 was -0.96%.

Best Quarter:                      6.15% for the quarter ending June 30, 1995
Worst Quarter:                    -2.93% for the quarter ending March 31, 1994

AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns for the periods ended December 31, 2001, as compared to the U.S. Treasury Index. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

                                              1 YEAR         5 YEARS          10 YEARS            SINCE INCEPTION
U.S. Treasury Index Fund Before Taxes          6.28%          6.98%             6.72%        7.40% (6/4/91)
U.S. Treasury Index Fund After Taxes on
Distributions                                  4.01%          4.49%             4.08%        4.79% (6/4/91)
U.S. Treasury Index Fund After Taxes on
Distributions and Sale of Fund Shares          3.80%          4.34%             4.08%        4.70% (6/4/91)
U.S. Treasury Index (reflects no
deduction for fees, expenses or taxes)         6.73%          7.34%             7.09%        7.77% (since 5/31/91)

For current yield information, please call 1-877-289-4252.

c. The following information replaces the sections entitled "Fees and expenses of the Fund - Annual Fund operating expenses" and "Fees and expenses of the Fund - Example" on page 16 of the Prospectus:

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

Shareholders fees(1) (fees paid directly from your investment)

MAXIMUM SALES CHARGE (LOAD) ON           MAXIMUM DEFERRED SALES CHARGE (LOAD)
 PURCHASE SHOWN AS A % OF                 SHOWN AS A % OF THE OFFERING PRICE      REDEMPTION FEE (AS A % OF AMOUNT
    THE OFFERING PRICE                     OR SALE PRICE, WHICHEVER IS LESS            REDEEMED IF APPLICABLE)
          None                                          None                                     (2)

Annual Fund operating expenses (fees deducted from the Fund's assets)

                                       DISTRIBUTION                                               TOTAL FUND
       MANAGEMENT FEES                 (12b-1) FEES                OTHER EXPENSES             OPERATING EXPENSES
            0.10%                          None                         0.33%                        0.43%

------------

(1) A $10 annual fee is deducted from accounts of less than $1,000 and paid to Galaxy II's transfer agent.

(2)      There is a $7.50 charge for wiring sales proceeds to your bank.

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-    you invest $10,000 for the periods shown

-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                                              1 YEAR             3 YEARS             5 YEARS            10 YEARS
U.S. Treasury Index Fund                       $44                 $138               $241                $542

6.       GALAXY II MUNICIPAL BOND FUND

a. The first paragraph under the heading "The Fund's main investment strategies" on page 17 of the Prospectus is revised to read as follows:

         Under normal circumstances, the Fund invests substantially all (at least 80%) of its net assets in municipal bonds and other municipal securities that pay interest which is exempt from federal income taxes (including the federal alternative minimum tax).

b. The following information replaces the sections entitled "How the Fund has performed - Year-by-year total returns - calendar years" and "How the Fund has performed - Average annual total returns" on page 19 of the Prospectus:

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of the Fund has varied from year to year.

[CHART]

1994        -5.59%
1995        14.63%
1996         3.56%
1997         7.23%
1998         5.46%
1999        -1.16%
2000         8.69%
2001         5.18%

[Footnote to the bar chart]
The Fund's year-to-date return as of the quarter ended March 31, 2002 was 0.79%.

Best Quarter:               6.09% for the quarter ending March 31, 1995
Worst Quarter:             -4.89% for the quarter ending March 31, 1994

AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns for the periods ended December 31, 2001, as compared to a broad-based market index. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

                                                        1 YEAR            5 YEARS       SINCE INCEPTION
Municipal Bond Fund Before Taxes                         5.18%             5.03%        5.18% (4/15/93)
Municipal Bond Fund After Taxes on Distributions         5.18%             5.03%        5.18% (4/15/93)

                                                        1 YEAR            5 YEARS       SINCE INCEPTION
Municipal Bond Fund After Taxes on Distributions
and Sale of Fund Shares                                  4.73%             4.91%        5.07% (4/15/93)
Lehman Brothers Quality Intermediate Municipal
Bond Index (reflects no deduction for fees,
expenses or taxes)                                       5.52%             5.52%        5.46% (since 6/30/93)*

* The Lehman Brothers Quality Intermediate Municipal Bond Index started on June 30, 1993.

For current yield information, please call 1-877-289-4252.

c. The following information replaces the sections entitled "Fees and expenses of the Fund - Annual Fund operating expenses" and "Fees and expenses of the Fund - Example" on page 20 of the Prospectus:

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

Shareholders fees(1) (fees paid directly from your investment)

MAXIMUM SALES CHARGE (LOAD) ON           MAXIMUM DEFERRED SALES CHARGE (LOAD)
  PURCHASE SHOWN AS A % OF                SHOWN AS A % OF THE OFFERING PRICE      REDEMPTION FEE (AS A % OF AMOUNT
     THE OFFERING PRICE                    OR SALE PRICE, WHICHEVER IS LESS            REDEEMED IF APPLICABLE)
           None                                        None                                      (2)

Annual Fund operating expenses (fees deducted from the Fund's assets)

                                       DISTRIBUTION                                               TOTAL FUND
       MANAGEMENT FEES                 (12b-1) FEES                OTHER EXPENSES             OPERATING EXPENSES
            0.25%                          None                         0.35%                        0.60%


------------

(1) A $10 annual fee is deducted from accounts of less than $1,000 and paid to Galaxy II's transfer agent.
(2)      There is a $7.50 charge for wiring sales proceeds to your bank.

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                         1 YEAR               3 YEARS              5 YEARS             10 YEARS
Municipal Bond Fund        $61                 $192                 $335                 $750

7.   INVESTOR GUIDELINES

The following information replaces the sidenote entitled "Tax-equivalent yield" on page 22 of the Prospectus:

TAX-EQUIVALENT YIELD

One way to understand the tax advantages of a tax-exempt fund is to compare its after-tax return to that of a taxable investment. For example, suppose you are in the 38.6% federal income tax bracket. If you earn 10% on a taxable fund, the fund's return after taxes will be 6.14%. On the other hand, if you earn 10% on a tax-exempt fund, your after-tax return is also 10% because you pay no federal income taxes on the tax-exempt fund's returns. So, you are better off if you can earn more than 6.14% on a tax-exempt fund than if you earn a 10% return on a taxable fund before federal income taxes. However, the lower your federal income tax bracket, the less likely it is that you will enjoy a higher after-tax return from a tax-exempt fund than from a taxable fund.

8.       FUND MANAGEMENT

a. The second sentence of the second paragraph under the heading "Adviser" on page 23 of the Prospectus is revised to read as follows:

         As of March 31, 2002, the Adviser managed over $96.1 billion in assets.

b. The following information replaces the section entitled "Fund management - Management fees" on page 23 of the Prospectus:

The management fees paid to the Advisor by the Funds during the last fiscal year are set forth below.


                                                            MANAGEMENT FEE
                                                               AS A % OF
                     FUND                                 AVERAGE NET ASSETS
Large Company Index Fund                                         0.10%
Small Company Index Fund                                         0.10%
Utility Index Fund                                               0.10%
U.S. Treasury Index Fund                                         0.10%
Municipal Bond Fund                                              0.25%

9.       HOW TO INVEST IN THE FUNDS

a. The telephone number for buying shares directly from Galaxy II's distributor as set forth under the heading "Buying, selling and exchanging shares - How to buy shares" on page 24 of the Prospectus has been changed to 1-800-345-6611.

b. The address to which completed account applications, checks and/or other materials should be mailed in connection with initial and subsequent investments in the Funds as set forth under the heading "Buying, selling and exchanging shares - How to buy shares - Buying by mail" on page 24 of the Prospectus has been changed to:

                                    Galaxy Fund II
                                    c/o Liberty Funds Services, Inc.
                                    P.O. Box 8081
                                    Boston, MA  02266-8081

c. The following information replaces the sidenote entitled "Minimum investment amounts" on page 25 of the Prospectus:

MINIMUM INVESTMENT AMOUNTS

The minimum initial investment to open a Fund account is:

-    $1,000 for regular accounts
-    $25 for retirement plan accounts, such as IRA, SEP and Keogh Plan accounts
-    $25 for college savings accounts, including Education IRA accounts

There is no minimum initial investment if you participate in the Automatic Investment Program. You can make additional investments for as little as $50. See GALAXY II INVESTOR PROGRAMS below for information on other minimums for initial and additional investments.

d. The first two paragraphs under the heading "Buying, selling and exchanging shares - How to buy shares - Buying by wire" on page 25 of the Prospectus are revised to read as follows:

You may make an initial or additional investment by wiring money from your bank account to your Fund account. To wire funds to your Fund account, call 1-800-345-6611 to obtain a control number and wiring instructions.

Before making an initial investment by wire, you must complete an account application and send it to Galaxy Fund II, c/o Liberty Funds Services, Inc., P.O. Box 8081, Boston, MA 02266-8081. Your order will not be effected until the completed account application is received by Galaxy II. Call Galaxy II's distributor at 1-800-345-6611 for an account application.

e. The following section is added following the section entitled "Buying, selling and exchanging shares - Buying by wire" on page 25 of the Prospectus:

BUYING BY ELECTRONIC FUNDS TRANSFER

You can buy shares by electronically transferring money from your bank account to your Fund account by calling 1-800-345-6611. An electronic funds transfer may take up to two business days to settle. To be eligible to use this privilege, you must complete the appropriate section on the account application.

f. The address to which written requests to sell shares of the Funds should be mailed as set forth under the heading "Buying, selling and exchanging shares - How to sell shares - Selling by mail" on page 25 of the Prospectus has been changed to:

                           Galaxy Fund II
                           c/o Liberty Funds Services, Inc.
                           P.O. Box 8081
                           Boston, MA  02266-8081

g. The first sentence under the heading "Buying, selling and exchanging shares - Selling by phone" on page 26 of the Prospectus is deleted and replaced with the following:

You can sell shares and request that a check be sent to your address of record by calling Galaxy II's distributor at 1-800-345-6611, unless you have notified Galaxy II of an address change within the previous 30 days. The dollar limit on telephone sales is $100,000 in a 30-day period. Certain restrictions apply to retirement plan accounts. For details, call 1-800-345-6611.

h. The first paragraph (including the bullet points) under the sidenote entitled "Signature guarantees" on page 26 of the Prospectus is deleted and replaced with the following:

When selling your shares by mail, you must have your signature guaranteed.

i. The last sentence of the first paragraph under the heading "Buying, selling and exchanging shares - How to sell shares - Selling by wire" on page 26 of the Prospectus is deleted.

j. The first sentence of the first paragraph under the heading "Buying, selling and exchanging shares - How to exchange shares" on page 26 of the Prospectus is revised to read as follows:

You may exchange shares of a Fund for shares of any other Galaxy II Fund or for shares of any other fund that's managed by the Adviser or any of its affiliates in which you have an existing account.

k. The section entitled "To exchange shares" under the heading "Buying, selling and exchanging shares - How to exchange shares" on page 26 of the Prospectus is revised to read as follows:

To exchange shares:

-   ask your financial adviser
- call Galaxy II's distributor or use the InvestConnect voice response line at 1-800-345-6611
-   send your request in writing to:

       Galaxy Fund II
       c/o Liberty Funds Services, Inc.
       P.O. Box 8081
       Boston, MA  02266-8081

Galaxy II doesn't charge any fee for making exchanges, but your financial adviser might do so. You are generally limited to one exchange per month. Galaxy II may change or cancel the exchange privilege with 60 days' advance written notice to shareholders.

l. Add the following paragraph to the section entitled "Buying, selling and exchanging shares - Other transaction policies" on pages 26-27 of the Prospectus.

If the value of your account falls below $1,000 (other than as a result of depreciation in the value of your Fund shares), you may be subject to an annual account fee of $10. This fee is deducted from the account in June of each year. Approximately 60 days prior to the date on which the fee is to be deducted from your account, the Fund's transfer agent will send you written notification of the fee. If you add money to your account and bring the value above $1,000 prior to the fee date, the fee will not be deducted from your account.

10.      DIVIDENDS, DISTRIBUTION AND TAXES

a. The last sentence of the paragraph under the heading "Dividends, distributions and taxes - Dividends and capital gains distributions" on page 28 of the Prospectus is deleted and replaced with the following:

When you open your account, you can choose one of the following options for handling dividends and distributions (to change the option selected, call 1-800-345-6611):

- Reinvest all dividends and distributions in additional shares of your current Fund
- Reinvest all dividends and distributions in shares of another Galaxy II Fund or in shares of any other fund advised by the Adviser or any of its affiliates
-    Receive dividends in cash (see options below) and reinvest capital gains
- Receive all dividends and distributions in cash (with one of the following options):

     -    send the check to your address of record
     -    send the check to a third party address
     -    transfer the money to your bank via electronic funds transfer

If you do not indicate on your account application your preference for handling dividends and distributions, all of your dividends and distributions will be automatically reinvested in shares of your current Fund.

Dividends and distributions of $10 or less will be automatically reinvested in additional Fund shares. If you elect to receive dividends and distributions by check and the check is returned as undeliverable, or if you do not cash a dividend or distribution check within six months of the check date, the dividend or distribution will be reinvested in additional shares of the Fund. All subsequent dividends and distributions will be reinvested in additional Fund shares.

b. The following two sentences are added at the end of the fifth paragraph under the heading "Federal taxes" on page 28 of the Prospectus:

Additionally, any loss realized on a sale, exchange or redemption of shares of a Fund may be disallowed under "wash sale" rules to the extent the shares disposed of are replaced with other shares of the Fund within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, such as pursuant to a dividend reinvestment in shares of the Fund. If disallowed, the loss will be reflected in an adjustment to the basis of the shares acquired.

11.      GALAXY II INVESTOR PROGRAMS

a. The telephone number (i) in the last paragraph under the heading "Retirement plans" and (ii) in the paragraph under the heading "Other programs" on page 30 of the Prospectus is changed to 1-800-799-7526.

b. The last sentence under the heading "Other programs - Automatic investment program" on page 30 of the Prospectus is revised to read as follows:

The minimum investment is $50.

c. The first and third sentences in the paragraph under the heading "Other investment programs - College investment program" on page 30 of the Prospectus are revised to read as follows:

The minimum for initial and additional investments in the College investment program is $25 ....

The minimum for initial and additional investments in an Education IRA is $25.

d. The following sections are added following the section entitled "Other investor programs - Automatic investment plan" on page 30 of the Prospectus:

AUTOMATED DOLLAR COST AVERAGING

You can purchase shares for your Fund account by exchanging $100 or more each month from another Galaxy II Fund or from any other fund that's advised by the Adviser or any of its affiliates. You must have a current balance of at least $5,000 in the fund the money is coming from. The designated amount will be exchanged on the third Tuesday of each month. Exchanges will continue so long as your fund balance is sufficient to complete the transfers. You may change the amount of the exchange by calling 1-800-345-6611. You must complete the appropriate section on the account application to be eligible to use this privilege.

DIVIDEND DIVERSIFICATION

You may automatically invest dividends distributed by another fund that's advised by the Adviser or any of its affiliates in shares of the Funds. To invest your dividends in another fund, call 1-800-345-6611.

e. The first paragraph under the heading "Other programs - Systematic withdrawal plan" on page 30 of the Prospectus is revised to read as follows:

You can make regular withdrawals from your Fund account in a specified percentage or dollar amount every month, every quarter or every six months. In order to participate in the plan, you need a minimum account balance of $5,000 and you must have elected to have all dividends and distributions reinvested in additional shares.

f. The address to which to mail your instructions to cancel your participation in any of Galaxy II's investor programs (other than the Direct deposit program) as set forth in the second to last paragraph under "Other investment programs" on page 30 of the Prospectus has been changed to:

                                    Galaxy Fund II
                                    c/o Liberty Funds Services, Inc.
                                    P.O. Box 8081
                                    Boston, MA  02266-8081

12.      HOW TO REACH GALAXY

a. The telephone number (i) in the paragraph under the heading "Galaxy II shareholder services" and (ii) in the first paragraph under the heading "InvestConnect" on page 31 of the Prospectus has been changed to 1-800-345-6661.

b. The telephone number for contacting Galaxy II if you live outside the United States as set forth in the second paragraph under the heading "InvestConnect" on page 31 of the Prospectus has been changed to 303-337-6555.

c. The sidenote under the heading "Hearing impaired" on page 31 of the Prospectus is deleted.

13.      FINANCIAL HIGHLIGHTS

The following information replaces the section entitled "Financial highlights" on pages 32- 36 of the Prospectus:

FINANCIAL HIGHLIGHTS

The financial highlights tables on the following pages will help you understand the Funds' financial performance for the past five years. Certain information reflects the financial performance of a single share of each Fund. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in each Fund, assuming all dividends and distributions were reinvested. The information for the fiscal years ended March 31, 2002, 2001, 2000 and 1999 has been audited by Ernst & Young LLP, independent auditors, whose report, along with the Funds' financial statements, are included in Galaxy II's Annual Report and are incorporated by reference into the SAI. The Annual Report and SAI are available free of charge upon request. The information for the fiscal year ended March 31, 1998 was audited by Galaxy II's former auditors.

GALAXY II LARGE COMPANY INDEX FUND
(For a share outstanding throughout each period)


                                                                FOR THE YEARS ENDING MARCH 31,
                                           --------------------------------------------------------------------------
                                                 2002            2001           2000           1999          1998
                                                 ----            ----           ----           ----          ----
Net asset value, beginning of period        $     29.32     $     42.14     $       36.90    $      31.92    $      23.09
                                            -----------     -----------     -------------    ------------    ------------
Income from investment operations:
     Net investment income(1)                      0.25            0.26              0.32            0.35            0.40
     Net realized and unrealized gain
     (loss) on investments and futures
     contracts                                    (0.33)          (8.85)             5.93            5.38           10.23
                                            -----------     -----------     -------------    ------------    ------------
Total from investment operations                  (0.08)          (8.59)             6.25            5.73           10.63
                                            -----------     -----------     -------------    ------------    ------------
Less dividends:
     Dividends from net investment income         (0.25)          (0.26)            (0.33)          (0.36)          (0.44)
     Dividends from net realized capital
     gains                                        (1.44)          (3.97)            (0.68)          (0.39)          (1.36)
                                            -----------     -----------     -------------    ------------    ------------
Total dividends                                   (1.69)          (4.23)            (1.01)          (0.75)          (1.80)
                                            -----------     -----------     -------------    ------------    ------------
Net increase (decrease) in net asset
value                                             (1.77)         (12.82)             5.24            4.98            8.83
                                            -----------     -----------     -------------    ------------    ------------
Net asset value, end of period              $     27.55     $     29.32     $       42.14     $     36.90    $      31.92
                                            ===========     ===========     =============    ============    ============
Total return                                      (0.08)%        (21.54)%           17.20%          18.15%          47.29%
Ratios/supplemental data:
     Net assets, end of period (000s)       $   841,016     $   821,147     $   1,065,129     $   828,899     $   626,740
Ratios to average net assets:
     Net investment income including
     reimbursement                                0.88%           0.74%             0.88%           1.11%           1.44%
     Operating expenses including
     reimbursement                                0.49%           0.47%             0.47%           0.47%           0.40%
     Operating expenses excluding
     reimbursement                                0.50%           0.48%             0.47%           0.47%           0.40%
Portfolio turnover rate                              8%             15%               12%              3%              3%

---------------------------
(1) Net investment income per share before reimbursement of certain expenses by the sub-administrator for the years ended March 31, 2002, 2001, 2000, 1999 and 1998 was $0.25, $0.26, $0.32, $0.35 and $0.40, respectively.

GALAXY II SMALL COMPANY INDEX FUND
(For a share outstanding throughout each period)

                                                                FOR THE YEARS ENDING MARCH 31,
                                           --------------------------------------------------------------------------
                                                 2002            2001           2000           1999         1998(1)
                                                 ----            ----           ----           ----         ----
Net asset value, beginning of period           $15.15          $17.92         $15.22         $20.73        $22.64
                                               ------          ------         ------         ------        ------
Income from investment operations:
     Net investment income(2)                    0.08            0.07           0.09           0.10          0.27
       Net realized and unrealized gain
     (loss) on investments and futures
     contracts                                   3.04           (0.47)          4.31          (4.04)         7.64
                                                 ----           ------          ----          ------         ----
Total from investment operations                 3.12           (0.40)          4.40          (3.94)         7.91
                                                 ----           ------          ----          ------         ----
Less dividends:
     Dividends from net investment income       (0.11)          (0.04)         (0.09)         (0.09)        (0.33)
Dividends from net realized capital gains       (0.80)          (2.33)         (1.61)         (1.48)        (9.49)
                                                ------          ------         ------         ------        ------
Total dividends                                 (0.91)          (2.37)         (1.70)         (1.57)        (9.82)
                                                ------          ------         ------         ------        ------
Net increase (decrease) in net asset
     value                                       2.21           (2.77)          2.70          (5.51)        (1.91)
                                                 ----           ------          ----          ------        ------
Net asset value, end of period                 $17.36          $15.15         $17.92         $15.22        $20.73
                                               ======          ======         ======         ======        ======
Total return                                   21.32%           (2.33)%        30.52%        (19.19)%       41.22%
Ratios/supplemental data:
     Net assets, end of period (000s)       $291,111         $253,860       $279,914       $259,903      $399,162
Ratios to average net assets:
     Net investment income including
     reimbursement                              0.43%            0.48%          0.53%          0.56%         0.97%
       Operating expenses including
     reimbursement                              0.41%            0.41%          0.41%          0.40%         0.40%
       Operating expenses excluding
     reimbursement                              0.41%            0.41%          0.41%          0.41%         0.40%
Portfolio turnover rate                           21%              41%            36%            22%           99%

(1) At a Special Meeting of Shareholders of the Small Company Index Fund held on May 9, 1997, shareholders approved a change in the Fund's target index from the Russell Special Small Company Index to the Standard & Poor's SmallCap 600 Stock Price Index.

(2) Net investment income per share before reimbursement of certain expenses by the sub-administrator for the years ended March 31, 2002, 2001, 2000, 1999 and 1998 was $0.08, $0.07, $0.09, $0.10 and $0.27, respectively.

GALAXY II UTILITY INDEX FUND
(For a share outstanding throughout each period)

                                                                FOR THE YEARS ENDING MARCH 31,
                                           --------------------------------------------------------------------------
                                                 2002            2001           2000           1999         1998(1)
                                                 ----            ----           ----           ----         ----
Net asset value, beginning of period           $16.30          $13.32         $13.35         $14.18        $11.42
                                               ------          ------         ------         ------        ------
Income from investment operations:
     Net investment income(2)                    0.36            0.44           0.50           0.53          0.54
     Net realized and unrealized gain
     (loss) on investments                      (4.52)           4.56           0.43          (0.71)         3.71
                                                ------           ----           ----          ------         ----
Total from investment operations                (4.16)           5.00           0.93          (0.18)         4.25
                                                ------           ----           ----          ------         ----
Less dividends:
     Dividends from net investment income       (0.36)          (0.45)         (0.51)         (0.51)        (0.60)
     Dividends from net realized capital
     gains                                      (2.15)          (1.57)         (0.45)         (0.14)        (0.82)
     Return of capital                            -                -              -              -          (0.07)
                                                ------          ------         ------         ------        ------
Total dividends                                 (2.51)          (2.02)         (0.96)         (0.65)        (1.49)
                                                ------          ------         ------         ------        ------
Net increase (decrease) in net asset
     value                                      (6.67)           2.98          (0.03)         (0.83)         2.76
                                                ------           ----          ------         ------         ----
Net asset value, end of period                  $9.63           $16.30         $13.32         $13.35        $14.18
                                                =====           ======         ======         ======        ======
Total return                                   (24.57)%         37.57%          7.52%         (1.53)%       39.07%
Ratios/supplemental data:
     Net assets, end of period (000s)         $48,920         $68,795        $49,977        $55,131       $55,864
Ratios to average net assets:
     Net investment income including
     reimbursement                               2.79%           2.75%          3.61%          3.72%         4.24%
     Operating expenses including
     reimbursement                               0.40%           0.40%          0.40%          0.40%         0.40%
     Operating expenses excluding
     reimbursement                               0.41%           0.41%          0.40%          0.40%         0.40%
Portfolio turnover rate                            26%             65%            19%             8%           72%

---------------------------

(1) At a Special Meeting of Shareholders of the Utility Index Fund held on May 9, 1997, shareholders approved a change in the Fund's target index from the Russell 1000 Utility Index to the Standard & Poor's Utilities Composite Index.

(2) Net investment income per share before reimbursement of certain expenses by the sub-administrator for the years ended March 31, 2002, 2001, 2000, 1999 and 1998 was $0.36, $0.44, $0.50, $0.53 and $0.54, respectively.

GALAXY II U.S. TREASURY INDEX FUND
(For a share outstanding throughout each period)

                                                                FOR THE YEARS ENDING MARCH 31,
                                           --------------------------------------------------------------------------
                                                2002            2001           2000           1999          1998
                                                ----            ----           ----           ----          ----
Net asset value, beginning of period           $10.66          $10.13         $10.54         $10.50        $9.99
                                               ------          ------         ------         ------        -----
Income from investment operations:
     Net investment income(1),(2)                0.51            0.61           0.61           0.61          0.63
     Net realized and unrealized gain
     (loss) on investments(2)                   (0.19)           0.53          (0.38)          0.05          0.51
                                                ------           ----          ------          ----          ----
Total from investment operations                 0.32            1.14           0.23           0.66          1.14
                                                 ----            ----           ----           ----          ----
Less dividends:
     Dividends from net investment income       (0.58)          (0.61)         (0.64)         (0.62)        (0.63)
                                                ------          ------         ------         ------        ------
Total dividends                                 (0.58)          (0.61)         (0.64)         (0.62)        (0.63)
                                                ------          ------         ------         ------        ------
Net increase (decrease) in net asset
     value                                      (0.26)           0.53          (0.41)          0.04          0.51
                                                ------           ----          ------          ----          ----
Net asset value, end of period                  $10.40         $10.66         $10.13         $10.54        $10.50
                                                ======         ======         ======         ======        ======
Total return                                     3.03%          11.60%          2.39%          6.38%        11.72%
Ratios/supplemental data:
     Net assets, end of period (000s)        $160,180        $163,619       $160,389       $202,420      $118,368
Ratios to average net assets:
     Net investment income including
     reimbursement(2)                            4.84%           5.90%          5.95%          5.77%        6.12%
     Operating expenses including
     reimbursement                               0.42%           0.42%          0.41%          0.41%        0.40%
     Operating expenses excluding
     reimbursement                               0.43%           0.42%          0.41%          0.41%        0.40%
Portfolio turnover rate                            47%             53%            56%            70%          79%

---------------------------

(1) Net investment income per share before reimbursement of certain expenses by the sub-administrator for the years ended March 31, 2002, 2001, 2000, 1999 and 1998 was $0.51, $0.61, $0.61, $0.61 and $0.63, respectively.

(2) Galaxy II adopted the provisions of the AICPA Audit Guide for Investment Companies effective April 1, 2001. The effect of the changes for the year ended March 31, 2002 on the net investment income per share, net realized and unrealized gain (loss) per share, and the ratio of net investment income to average net assets is $(0.07), $0.07, and (0.63)%, respectively.

GALAXY II MUNICIPAL BOND FUND
(For a share outstanding throughout each period)

                                                                FOR THE YEARS ENDING MARCH 31,
                                           --------------------------------------------------------------------------
                                                 2002            2001           2000           1999          1998
                                                 ----            ----           ----           ----          ----
Net asset value, beginning of period            $10.58          $10.13         $10.59         $10.51        $10.15
                                                ------          ------         ------         ------        ------
Income from investment operations:
     Net investment income(1),(2)                 0.40            0.45           0.44           0.46          0.47
     Net realized and unrealized gain
     (loss) on investments(2)                    (0.01)           0.45          (0.45)          0.08          0.36
                                                ------           ----          ------          ----          ----
Total from investment operations                  0.39            0.90          (0.01)          0.54          0.83
                                                  ----            ----          ------          ----          ----
Less dividends:
     Dividends from net investment income        (0.40)          (0.45)         (0.45)         (0.46)        (0.47)
                                                 ------          ------         ------         ------        ------
Total dividends                                  (0.40)          (0.45)         (0.45)         (0.46)        (0.47)
                                                 ------          ------         ------         ------        ------
Net increase (decrease) in net asset
     value                                       (0.01)           0.45          (0.46)          0.08          0.36
                                                ------            ----          ------          ----          ----
Net asset value, end of period                  $10.57          $10.58          $10.13         $10.59       $10.51
                                                ======          ======          ======         ======       ======
Total return                                      3.72%           9.15%          (0.05)%         5.20%        8.29%
Ratios/supplemental data:
     Net assets, end of period (000s)          $40,085          $33,239        $27,769        $21,607      $18,147
Ratios to average net assets:
     Net investment income including
     reimbursement(2)                             3.74%            4.43%          4.28%          4.31%        4.49%
     Operating expenses including
     reimbursement                                0.60%            0.60%          0.60%          0.60%        0.60%
     Operating expenses excluding
     reimbursement                                0.60%            0.61%          0.60%          0.60%        0.60%
Portfolio turnover rate                             92%              95%            38%            43%          28%

---------------------------

(1) Net investment income per share before reimbursement of certain expenses by the sub-administrator for the years ended March 31, 2002, 2001, 2000, 1999 and 1998 was $0.40, $0.45, $0.44, $0.46 and $0.47, respectively.

(2) Galaxy II adopted the provisions of the AICPA Audit Guide for Investment Companies effective April 1, 2001. The effect of the changes for the year ended March 31, 2002 on the net investment income per share, net realized and unrealized gain (loss) per share, and the ratio of net investment income to average net assets is $0.00, $0.00, and 0.01%, respectively.



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

14.      WHERE TO FIND MORE INFORMATION

a. The second paragraph under the heading "Statement of Additional Information (SAI)" on the back cover page of the Prospectus is revised to read as follows:

You can get a free copy of these documents, request other information about the Funds and make shareholder inquiries by calling Galaxy II toll free at 1-800-345-6611 or writing to:

                           Galaxy Fund II
                           c/o Liberty Funds Services, Inc.
                           P.O. Box 8081
                           Boston, MA  02266-8081













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